EXHIBIT 10.1

AMENDMENT TO THE FIRST AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT

EFFECTIVE AS OF SEPTEMBER 29, 2016
This Amendment (this "Amendment") to the First Amended and Restated Tax Receivable Agreement among Parent, the Corporation, Holdings, the Operating Group Entities and the Partners dated as of January 12, 2009 (the "Existing Agreement" and, as amended, restated, supplemented or otherwise modified, including by this Amendment, the "Agreement") is made by and among the undersigned parties. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
R E C I T A L S
WHEREAS, the Corporation acquired Operating Partnership Units from certain Partners in the Initial Sale and subsequent Exchanges;
WHEREAS, the Corporation may owe certain Tax Benefit Payments to such Partners with respect to such Initial Sale and subsequent Exchanges pursuant to the Agreement;
WHEREAS, pursuant to Section 7.06 of the Agreement, the Agreement may generally be amended by Parent, the Corporation and Holdings, on behalf of themselves and the respective Partnerships they Control, together with Original Partners who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all Original Partners as calculated in accordance with such Section 7.06; and
WHEREAS, the parties hereto desire to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
AMENDMENT OF THE AGREEMENT
The Agreement is hereby amended to provide that no Tax Benefit Payments shall be owed, due or payable pursuant to Section 3.01 of the Agreement for either of the 2015 Taxable Year or the 2016 Taxable Year of the Corporation and no Tax Benefit Schedule shall be required pursuant to Section 2.03 of the Agreement with respect to the filing of the U.S. federal income tax return of the Corporation for either of such Taxable Years.
ARTICLE II
MISCELLANEOUS

1.Entire Agreement. Together with the Existing Agreement, this Amendment constitutes the entire understanding among the parties with respect to the subject matter thereof and hereof, and supersedes any prior agreement or understanding among them with respect to such subject matter. Except as expressly amended hereby, the Agreement remains in full force and effect.

2.    Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.
3.    Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.
4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have executed and unconditionally delivered this Amendment in multiple counterparts as of the date first written above, and each of such counterparts, when taken together, shall constitute one and the same instrument.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By: /s/ Joel M. Frank
Name: Joel M. Frank
Title: Chief Financial Officer

OCH-ZIFF HOLDING CORPORATION,
for itself and on behalf of OZ Management LP
and OZ Advisors LP

By: /s/ Joel M. Frank
Name: Joel M. Frank
Title: Chief Financial Officer

OCH-ZIFF HOLDING LLC,
for itself and on behalf of OZ Advisors II LP

By: /s/ Joel M. Frank
Name: Joel M. Frank
Title: Chief Financial Officer